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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 25, 1997, on our audits of the consolidated financial statements and financial statement schedule of Sun Communities, Inc. which report is incorporated by reference from the Annual Report on Form 10-K for the year ended December 31, 1996.

We also consent to the reference to our firm under the caption "Experts."





Coopers & Lybrand L.L.P.
Detroit, Michigan
September 23, 1997